UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALON USA ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	74-2966572 (I.R.S. Employer Identification No.)

7616 LBJ Freeway, Suite 300 Dallas, Texas (Address of Principal Executive Offices)	75251 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities Act registration statement file number to which this form relates: No. 333-124797

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Securities to be Registered.

     A description of the common stock, par value $0.01 per share (the “Common Stock”), of Alon USA Energy, Inc. (the “Registrant”) is contained in the prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-124797), as amended (the “Registration Statement”), relating to the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The description of the Common Stock contained in the Registration Statement under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Jeff D. Morris
Jeff D. Morris
Chief Executive Officer

Date: July 12, 2005